EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-181703, 333-196993, 333-205117, 333-218373, 333-219347, 333-236736 and 333-259585) on Form S-8 and (Nos. 333-257687 and 333-266306) on Form S-3 of our report dated February 29, 2024, with respect to the consolidated financial statements of Puma Biotechnology, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Los Angeles, California

February 27, 2025